Exhibit 10.2

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 5, 2020, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and XERIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 180 North LaSalle Street, Suite 1600, Chicago, IL 60601 (“Borrower”).

A.WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 10, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020 and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2020, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

B.WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) modify the definition of “Permitted Indebtedness” and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and

C.WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1    Section 13.1 (Definitions). The defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement hereby is amended by replacing the “; and” at the end of clause (j) with “;”, replacing the period at the end of clause (k) with “; and” and adding a new clause (l), as follows:

“(l) (i) the standby letter of credit in the amount of $57,800.00 issued by Bank on behalf of Borrower to the landlord for Borrower’s leased real property located at 3985 Sorrento Valley Boulevard, San Diego, California; provided that such letter of credit is terminated on or before November 30, 2020 and Borrower shall provide Collateral Agent and Lenders with reasonably acceptable evidence of such termination on or before such date, (ii) the standby letter of credit in an amount not to exceed $408,262.50 issued by Bank on behalf of Borrower to the landlord for Borrower’s leased real property located at 1375 West Fulton Market, Chicago, Illinois, (iii) the standby letter of credit in an amount not to exceed $1,000,000.00 issued by Bank on behalf of Borrower to the landlord for Borrower’s leased real property located at 180 N. Lasalle Street, Chicago, Illinois, (iv) the standby letter of credit in the amount of $25,000.00 issued by Bank on behalf of Borrower to the Mississippi Board of Pharmacy, and (v) such other Letters of Credit in an aggregate amount not to exceed $500,000.00.”

3.Consent to Sale of Certain Assets.

3.1    Notwithstanding the restriction against Transfers in Section 7.1, Collateral Agent and Lenders hereby consent to the Transfer by Borrower of furniture and audio/visual equipment having an aggregate value not to exceed $250,000.00 to the assignee of Borrower’s leased real property located at 3985 Sorrento Valley Boulevard, San Diego, California in connection with such assignment of Borrower’s lease. Collateral Agent hereby agrees to take all actions reasonably requested by Borrower to confirm the release of Collateral Agent’s Lien in such Collateral.

4.Limitation of Amendment.

4.1    The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5.Representation and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

5.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Post-Closing Requirement. Within ten (10) days after the date of this Amendment, Borrower shall deliver to Collateral Agent and Lenders a fully-executed landlord waiver for Borrower’s leased real property located at 1375 West Fulton Market, Chicago, Illinois, such landlord waiver in form and substance reasonably satisfactory to Collateral Agent.

7.Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent of this Amendment by each party hereto.

8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Amended and Restated Loan Agreement to be executed as of the date first set forth above.

BORROWER:

XERIS PHARMACEUTICALS, INC.

By /s/ Barry M. Deutsch
Name: Barry M. Deutsch
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Kristine Rohmer
Name: Kristine Rohmer
Title: Vice President